Control4 Announces Financial Results for First Quarter 2016

Operational Investments in 2015 deliver 24% organic year-over-year Revenue growth in Q1;

Pakedge acquisition brings total Q1 year-over-year growth to 34%

SALT LAKE CITY — May 5, 2016 4:05 PM EST — Control4 Corporation (NASDAQ: CTRL), a leading global provider of smart-home solutions, today announced financial results for its first quarter ended March 31, 2016.

Revenue for the quarter was $43.0 million, compared to revenue of $32.1 million for the first quarter of 2015, representing year-over-year growth for the quarter of 34%. Revenue for the quarter included sales during February and March of $3.2 million from recently-acquired Pakedge Device & Software Inc., which when excluded from total revenue highlights a year-over-year organic Control4 growth rate of 24%.

Net income for the first quarter of 2016 was $6.6 million, or $0.28 per diluted share, compared to a net loss of $4.2 million, or $0.17 per diluted share, in the first quarter of 2015.

Non-GAAP net income for the first quarter of 2016 was $1.0 million, or $0.04 per diluted share, compared to a non-GAAP net loss of $1.2 million, or $0.05 per diluted share, in the first quarter of 2015. A reconciliation of GAAP to non-GAAP financial information is contained in the attached tables.

Unrestricted cash and net investments decreased by $33.1 million to $47.9 million as of March 31, 2016, compared to $81.0 million as of December 31, 2015. The decrease was primarily due to the $32.2 million acquisition of Pakedge (net of cash acquired), repurchasing $1.7 million of Control4 shares under the company’s previously announced stock repurchase program, and investing in product inventory and fulfillment capacity to fuel growth, offset by borrowing $5.0 million against the company’s revolving credit facility.

“This quarter’s performance delivered the first wave of results this year arising from the investments we made during 2015 in product development, marketing, and sales,” said Martin Plaehn, chairman and chief executive officer of Control4. “Initial orders for our new EA Series Controllers, which we began selling on January 26th, suggest the EA-Series will be a market expanding product-line for Control4.  Additionally, our acquisition of Pakedge is proceeding as planned, is being rapidly embraced by our expanding dealer channel, and is enabling us to provide robust, high-performance home networking solutions side-by-side with industry-leading home automation solutions for today’s and tomorrow’s connected homes.”

Commenting on the company’s financial results for the first quarter, Mark Novakovich, chief financial officer of Control4, added: “This quarter we delivered both organic and accretive revenue growth, while holding our operating expenses and investments in the business (excluding the Pakedge acquisition) generally flat with Q4 2015.  We achieved revenue above our guidance range and non-GAAP net income at the top end of our

Control4 Announces First Quarter 2016 Financial Results

guidance range, as well as invested to expand our inventory for prompt delivery of anticipated additional growth in the coming quarters.”

2016 Guidance

Control4 indicated that its guidance for the second quarter and the balance of the year includes 11 months of revenue contribution from Pakedge. Because the Pakedge networking products are complementary to the company’s current business and are generally expected to be sold through the same or similar channels, all results of operations and forward-looking guidance will be based on the company’s consolidated, single-business segment. The company anticipates its Pakedge integration efforts will continue into the third quarter, after which it expects improved operating margins.

Control4 announced that it expects revenues in Q2 to be between $49.3 million and $51.3 million, which would lead to first half 2016 revenues between $92.3 million and $94.3 million, representing year-over-year growth between 20% and 23% for the first six months of 2016.  The company believes it is appropriate to consider the six month comparison because the revenue outperformance of Q1 2016 was influenced by the introduction of its new line of products, including the EA-Series controllers, and because the results in Q1 and Q2 of 2015 exhibited non-standard seasonality variations.

Control4 expects non-GAAP net income for Q2 2016 to be between $3.8 million and $4.8 million, or between $0.16 and $0.20 per diluted share.  For the full year 2016, the company reiterates its annual guidance of $198 million to $202 million in revenue, and $16 million to $18 million of non-GAAP net income, or non-GAAP EPS of $0.67 to $0.76 per diluted share.

Operational Metrics

Revenue ($ mm)	1Q 2016	4Q 2015	1Q 2015

North America Core Revenue	33.9	32.3	24.4
International Core Revenue	8.5	9.5	7.4
Other Revenue[1]	0.6	1.1	0.3
Total Revenue	43.0	42.9	32.1

1Primarily consists of Hospitality Revenue

Control4 Announces First Quarter 2016 Financial Results

	1Q 2016	4Q 2015	1Q 2015
Dealer Adds[2]
North America	99	90	84
International	44	44	64
Total Dealer Adds	143	134	148

Active Dealers[2,3]
North America	2,794	2,748	2,614
International	840	816	718
Total Active Dealers	3,634	3,564	3,332

Total Dealers[2]
North America	2,818	2,787	2,672
International	933	901	836
Total Dealers	3,751	3,688	3,508

Controller Shipments	24,133	16,964	13,931

2These dealer figures only include dealers authorized to sell and install the full Control4 line of products and exclude approximately 1,200 active dealers that are currently authorized to sell only the Pakedge line of products.

3We define an active, authorized dealer (“active dealer”) as one that has placed an order with us in the trailing 12-month period.

Conference Call

On May 5, 2016, Control4 Corporation (NASDAQ: CTRL) will host an investor conference call and will webcast the event beginning at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). To access the conference call, dial 719-234-0008 or 800-449-5865 (toll free) and enter passcode 7746653.

The webcast and replay will be accessible on Control4’s investor relations website at http://investor.control4.com/.  A replay of the conference call will be available within two hours of the conclusion of the conference through May 19, 2016.  To access the replay, please dial 719-457-0820 or 888-203-1112 and enter passcode 7746653.

About Control4 Corporation:

Control4 [NASDAQ: CTRL] is a leading global provider of automation systems for homes and businesses, offering personalized control of lighting, music, video, temperature, security, communications and similar functionalities into a unified home automation solution that enhances the daily lives of its customers. Control4 unlocks the potential of connected devices, making entertainment systems easier to use, homes more comfortable and energy efficient, and families more secure. More than 77% of the consumers of Control4 dealers have integrated two or more functionalities with Control4’s solution, which is available through more than 3,600 custom integrators, retail outlets, and distributors in over 90

Control4 Announces First Quarter 2016 Financial Results

countries. By delivering insightfully simple control solutions that enhance the lives of individuals and families, Control4 is the automation platform of choice for consumers, major consumer electronics companies, hotels, and businesses around the world.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Control4's possible future products and financial outlook, its future financial performance on both a GAAP and non-GAAP basis, the expected integration of Pakedge, whether Pakedge will be accretive to our future financial performance on both a GAAP and non-GAAP basis, future operating margins, growth prospects and the impact of its new EA Series of controllers. All statements other than statements of historical fact contained in this press release are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Control4's control. Control4's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Control4's most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Control4's views as of the date of this press release. The company anticipates that subsequent events and developments may cause its views to change. Control4 has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing Control4's views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Control4’s stated results include certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP gross margin percentage, non-GAAP income from operations, non-GAAP operating income percentage, non-GAAP net income, non-GAAP net income per diluted share, and net investments. Non-GAAP gross margin excludes non-cash expenses related to stock-based compensation, amortization of intangible assets, and acquisition-related costs. We further exclude expenses related to litigation settlements from non-GAAP income from operations and non-GAAP net income.

Management believes that it is useful to exclude stock-based compensation expense because the amount of such expense in any specific period may not directly correlate to the underlying performance of the business operations.

The company has recently completed acquisitions that resulted in operating expenses that would not have otherwise been incurred. Management has provided supplementary non-GAAP financial measures, which exclude acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. Management considers these types of costs and adjustments,

Control4 Announces First Quarter 2016 Financial Results

to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of the company’s control. Furthermore, the company does not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from the non-GAAP measures, management is better able to evaluate the ability to utilize its existing assets and estimate the long-term value that acquired assets will generate. The company believes that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs are included in the following categories: (i) professional service fees, recorded in operating expenses, which include third-party costs related to the acquisition, and legal and other professional service fees associated with diligence, entity formation and corporate structuring, disputes and regulatory matters related to acquired entities, (ii) transition and integration costs, recorded in operating expenses, which include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services provided by third parties, and (iii) acquisition-related adjustments which include adjustments to acquisition-related items such as being required to record acquired inventory at its fair value, resulting in a step-up in the inventory value, and having to reverse part of our valuation allowance in order to offset the deferred tax liability that was recorded based on differences between the book and  tax  basis  of  assets acquired and liabilities assumed. The step-up in inventory is recorded through cost of goods sold when the inventory is sold, resulting in a negative impact to our gross margin. Although these expenses are not recurring with respect to past acquisitions, the company will generally incur these expenses in connection with any future acquisitions.

The company excludes the amortization of acquired intangible assets from non-GAAP measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired. Although the company excludes amortization of acquired intangible assets from non-GAAP measures, management believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Furthermore, we believe it is useful to exclude expenses related to litigation settlements because of the variable and unpredictable nature of these expenses which are not indicative of past or future operating performance. We believe that past and future periods are more comparable if we exclude those expenses.

Management provides a non-GAAP measure representing the fair market value of the available-for-sale investments. We account for purchases and sales of investments on a trade-date basis. This is a non-GAAP measure representing the fair market value of our available-for-sale investments on a settlement date basis because from time to time, the investment trade date and the investment settlement date will cross a reporting period. We believe presentation of our investments on a settlement date basis is relevant to readers of our financial statements.

Control4 Announces First Quarter 2016 Financial Results

Management believes these adjustments provide useful comparative information to investors. Non-GAAP results are presented for supplemental informational purposes only for understanding the operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. The non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Management urges investors to review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the business.

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31,	December 31,
	2016	2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$17,004	$29,530
Restricted cash	287	296
Short-term investments	24,002	37,761
Accounts receivable, net	20,038	21,322
Inventories	32,276	19,855
Prepaid expenses and other current assets	6,164	3,842
Total current assets	99,771	112,606
Property and equipment, net	6,663	6,584
Long-term investments	6,732	13,716
Intangible assets, net	26,945	4,547
Goodwill	16,408	2,760
Other assets	1,906	1,650
Total assets	$158,425	$141,863
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,754	$17,588
Accrued liabilities	6,672	5,880
Deferred revenue	1,299	1,099
Current portion of notes payable	584	727
Total current liabilities	29,309	25,294
Revolving credit line	5,000	—
Notes payable	135	186
Other long-term liabilities	1,230	938
Total liabilities	35,674	26,418
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized; 24,616,016 and 24,590,768 shares issued; 23,227,721 and 23,436,288 shares outstanding at March 31, 2016 and December 31, 2015, respectively	2	2
Treasury stock, at cost; 1,388,295 and 1,154,480 shares at March 31, 2016 and December 31, 2015, respectively	(10,757)	(9,020)
Additional paid-in capital	222,721	220,782
Accumulated deficit	(88,941)	(95,580)
Accumulated other comprehensive loss	(274)	(739)
Total stockholders’ equity	122,751	115,445
Total liabilities and stockholders’ equity	$158,425	$141,863

Control4 Announces First Quarter 2016 Financial Results

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)
Revenue	$43,035	$32,083
Cost of revenue	22,549	16,472
Gross margin	20,486	15,611
Operating expenses:
Research and development	8,479	7,995
Sales and marketing	10,135	7,367
General and administrative	4,813	4,621
Litigation settlement	400	—
Total operating expenses	23,827	19,983
Loss from operations	(3,341)	(4,372)
Other income (expense), net:
Interest, net	5	21
Other expense	(95)	(410)
Total other income (expense), net	(90)	(389)
Loss before income taxes	(3,431)	(4,761)
Income tax benefit	(10,070)	(530)
Net income (loss)	$6,639	$(4,231)
Net income (loss) per common share:
Basic	$0.28	$(0.17)
Diluted	$0.28	$(0.17)
Weighted-average number of shares:
Basic	23,335	24,344
Diluted	23,986	24,344

Stock-based compensation included in the consolidated

statement of operations data (unaudited):

	Three Months Ended
	March 31,
	2016	2015
Cost of revenue	$43	$47
Research and development	814	772
Sales and marketing	509	454
General and administrative	457	576
Total stock-based compensation expense	$1,823	$1,849

Control4 Announces First Quarter 2016 Financial Results

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)
Operating activities
Net income (loss)	$6,639	$(4,231)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation expense	767	603
Amortization of intangible assets	934	325
Provision for doubtful accounts	119	71
Investment premium amortization	130	—
Stock-based compensation	1,823	1,849
Tax benefit from business acquisition	(9,824)	—
Changes in assets and liabilities:
Accounts receivable	1,576	1,716
Inventories	(6,497)	(3,389)
Prepaid expenses and other current assets	(1,175)	(375)
Other assets	(137)	47
Accounts payable	2,383	519
Accrued liabilities	(523)	(1,049)
Deferred revenue	202	86
Other long-term liabilities	(18)	(347)
Net cash used in operating activities	(3,601)	(4,175)
Investing activities
Purchases of available-for-sale investments	—	(25,500)
Proceeds from maturities of available-for-sale investments	20,362	24,095
Purchases of property and equipment	(432)	(808)
Business acquisitions, net of cash acquired	(32,155)	(8,380)
Net cash used in investing activities	(12,225)	(10,593)
Financing activities
Proceeds from exercise of options for common stock	116	491
Repurchase of common stock	(1,737)	—
Repayment of notes payable	(194)	(267)
Proceeds from revolving credit facility	5,000	—
Payment of debt issuance costs	(89)	—
Net cash provided by financing activities	3,096	224
Effect of exchange rate changes on cash and cash equivalents	204	(6)
Net decrease in cash and cash equivalents	(12,526)	(14,550)
Cash and cash equivalents at beginning of period	29,530	29,187
Cash and cash equivalents at end of period	$17,004	$14,637
Supplemental disclosure of cash flow information
Cash paid for interest	$30	$36
Cash paid for taxes	190	66
Supplemental schedule of non-cash investing and financing activities
Landlord paid tenant improvements	—	53
Net unrealized losses on available-for-sale investments	74	40

Control4 Announces First Quarter 2016 Financial Results

CONTROL4 CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages and per share data)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015
	(in thousands, except percentages and per share data)
Reconciliation of Gross Margin to Non-GAAP Gross Margin:
Gross margin	$20,486	$15,611
Stock-based compensation expense in cost of revenue	43	47
Amortization of intangible assets in cost of revenue	649	305
Acquisition-related costs in cost of revenue	652	294
Non-GAAP gross margin	$21,830	$16,257
Revenue	$43,035	$32,083
Gross margin percentage	47.6%	48.7%
Non-GAAP gross margin percentage	50.7%	50.7%

Reconciliation of Loss from Operations to Non-GAAP Income (Loss) from Operations:
Loss from operations	$(3,341)	$(4,372)
Stock-based compensation expense	1,823	1,849
Amortization of intangible assets	934	325
Acquisition-related costs	982	886
Litigation settlements	400	—
Non-GAAP income (loss) from operations	$798	$(1,312)
Revenue	$43,035	$32,083
Operating margin percentage	(7.8)%	(13.6)%
Non-GAAP operating margin percentage	1.9%	(4.1)%

Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss):
Net income (loss)	$6,639	$(4,231)
Stock-based compensation expense	1,823	1,849
Amortization of intangible assets	934	325
Acquisition-related costs	(8,842)	886
Litigation settlements	400	—
Non-GAAP net income (loss)	$954	$(1,171)
Non-GAAP net income (loss) per common share:
Basic	$0.04	$(0.05)
Diluted	$0.04	$(0.05)
Weighted-average number of shares:
Basic	23,335	24,344
Diluted	23,986	24,344

Reconciliation of Investments to Investments, net:
Short-term investments	$24,002	$50,707
Long-term investments	6,732	18,770
Accrued investments	170	—
Investments, net	$30,904	$69,477

CONTACTS:

Investor Relations	Media
Mike Bishop	Brad Hintze
The Blueshirt Group	Control4
Tel: +1 415-217-4968	Tel: +1 801-619-4244
mike@blueshirtgroup.com	bhintze@control4.com

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Source: Control4